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                                                                    Exhibit 16.1

May 7, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by PeopleSupport, Inc. (copy attached), which we understand will be filed with the Commission as part of the Company's Registration Statement on Form S-1 filed on May 7, 2004. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,


/s/ PricewaterhouseCoopers LLP